Exhibit 10.28

Pledge Agreement (Stocks, Bonds and Commercial Paper)

THIS PLEDGE AGREEMENT, dated as of this 15th day of January, 2013, is made by EPAM SYSTEMS, INC., a Delaware corporation, EPAM SYSTEMS, LLC, a New Jersey limited liability company and VESTED DEVELOPMENT, INC., a Delaware corporation (each, a “Pledgor” and, collectively, the “Pledgors”), each with an address at 41 University Drive, Suite 202, Newton, PA 18940, in favor of PNC BANK, NATIONAL ASSOCIATION (the “Secured Party”), with an address at Two Tower Center Boulevard, East Brunswick, NJ 08816. Terms capitalized but not defined herein shall have the meaning given to such terms in the Credit Agreement between EPAM Systems, Inc. and the Secured Party dated as of the date hereof (the “Credit Agreement”).

1. Pledge. In order to induce the Secured Party to extend the Secured Obligations (as defined below), each of the Pledgors hereby grants a security interest in and pledge to the Secured Party, and to all other direct or indirect subsidiaries of The PNC Financial Services Group, Inc., all of the Pledgors’ right, title and interest in and to the investment property and other assets described in Exhibit A attached hereto and made a part hereof, and all security entitlements of the Pledgors with respect thereto, whether now owned or hereafter acquired, together with all additions, substitutions, replacements and proceeds thereof and all income, interest, dividends and other distributions thereon (collectively, the “Collateral”). If the Collateral includes certificated securities, documents or instruments, such certificates are herewith delivered to the Secured Party accompanied by duly executed blank stock or bond powers or assignments as applicable. The Pledgors hereby authorize the transfer of possession of all certificates, instruments, documents and other evidence of the Collateral to the Secured Party.

2. Secured Obligations. The Collateral secures payment of all Obligations, covenants and duties owing from the Pledgors to the Secured Party or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Pledgors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Secured Party to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Secured Party’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Secured Obligations”).

3. Representations and Warranties. The Pledgors represent and warrant to the Secured Party as follows:

1

3.1 There are no restrictions on the pledge or transfer of any of the Collateral, other than (a) restrictions referenced on the face of any certificates evidencing the Collateral, (b) in a foreign jurisdiction other than Canada and the United Kingdom, restrictions imposed on securities in a Foreign Subsidiary under local law of such foreign jurisdiction, and (c) customary restrictions set forth in Canadian formation documents designed to ensure that a Canadian entity is a “private company” under Canadian securities law.

3.2 The Pledgors are the legal owners of the Collateral, which is registered in the name of each applicable Pledgor.

3.3 The Collateral is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind, except as referenced in Section 3.1 above and any liens expressly permitted under the Loan Documents; and the Pledgors will not incur, create, assume or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral or assign, pledge or otherwise encumber any right to receive income from the Collateral, other than in favor of the Secured Party or as expressly permitted under the Loan Documents.

3.4 Except as expressly permitted under the Loan Documents, the Pledgors have the right to transfer the Collateral free of any encumbrances and the Pledgors will defend the Pledgors’ title to the Collateral against the claims of all persons, and any registration with, or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge of and grant of the security interest in the Collateral has been obtained.

3.5 The pledge of and grant of the security interest in the Collateral is effective to vest in the Secured Party a valid and perfected first priority security interest, superior to the rights of any other person (other than the rights of lienholders expressly permitted under the Loan Documents), in and to the Collateral as set forth herein.

4. Covenants.

4.1 If all or part of the Collateral constitutes “margin stock” within the meaning of Regulation U of the Federal Reserve Board, the Pledgors agree, or if the Pledgors are not the Borrower, it shall cause the Borrower, to execute and deliver Form U-1 to the Secured Party and, unless otherwise agreed in writing between the Borrower and the Secured Party, no part of the proceeds of the Secured Obligations may be used to purchase or carry margin stock.

4.2 Pledgors agree not to invoke, and hereby waive their rights under, any statute under any state or federal law which permits the recharacterization of any portion of the Collateral to be interest or income.

5. Default.

5.1 If any Event of Default (or if there is no defined set of “Events of Default” therein, the occurrence of a default past any applicable grace and/or cure periods thereunder) as defined in any of the Secured Obligations) occurs, then the Secured Party is authorized in its discretion to declare any or all of the Secured Obligations to be immediately due and payable without demand or notice, which are expressly waived, and may exercise any one or more of the rights and remedies granted pursuant to this Pledge Agreement or given to a secured party under the Uniform Commercial Code of the applicable state, as it may be amended from time to time, or otherwise at law or in equity, including without limitation the right to issue a Notice of Exclusive Control (as defined in the Control Agreement) to the Custodian, and/or to sell or otherwise dispose of any or all of the Collateral at public or private sale, with or without advertisement thereof, upon such terms and conditions as it may deem advisable and at such prices as it may deem best.

5.2 (a) At any bona fide public sale, and to the extent permitted by law, at any private sale, the Secured Party shall be free to purchase all or any part of the Collateral, free of any right or equity of redemption in the Pledgors or Borrower, which right or equity is hereby waived and released. Any such sale may be on cash or credit. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with Regulation D of the Securities Act of 1933 (the “Act”) or any other applicable exemption available under such Act. The Secured Party will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. The Secured Party may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Secured Party may sell such Collateral at any time without giving prior notice to the Pledgors. Whenever notice is otherwise required by law to be sent by the Secured Party to the Pledgors of any sale or other disposition of the Collateral, ten (10) days written notice sent to the Pledgors at their address specified above will be reasonable.

(b) The Pledgors recognize that the Secured Party may be unable to effect or cause to be effected a public sale of the Collateral by reason of certain prohibitions contained in the Act, so that the Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgors understand that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sales, and agree that the Secured Party has no obligation to delay or agree to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the securities which are part of the Collateral (even if the issuer would agree), to register such securities for sale under the Act. The Pledgors agree that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

5.3 The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by the Secured Party will be applied to the Secured Obligations in the order determined by the Secured Party. If any excess remains after the discharge of all of the Secured Obligations, the same will be paid to the Pledgors. If after exhausting all of the Collateral there is a deficiency, the Pledgors or, if the Pledgors are not borrowing from the Secured Party or providing a guaranty of the Borrower’s obligations, the Borrower will be liable therefor to the Secured Party; provided, however, that nothing contained herein will obligate the Secured Party to proceed against the Pledgors, the Borrower or any other party obligated under the Secured Obligations or against any other collateral for the Secured Obligations prior to proceeding against the Collateral.

5.4 If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Secured Obligations and if the Secured Party repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Pledgors will be and remain liable for the amounts so repaid or recovered to the same extent as if such amount had never been originally received by the Secured Party. The provisions of this section will be and remain effective notwithstanding the release of any of the Collateral by the Secured Party in reliance upon such payment (in which case the Pledgors’ liability will be limited to an amount equal to the fair market value of the Collateral determined as of the date such Collateral was released) and any such release will be without prejudice to the Secured Party’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable. This Section shall survive the termination of this Pledge Agreement.

6. Voting Rights and Transfer. So long as no Event of Default exists, the Pledgors will have the right to exercise all voting rights with respect to the Collateral. At any time after the occurrence and during the continuation of an Event of Default, the Secured Party may transfer any or all of the Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Collateral, but no such transfer shall constitute a taking of such Collateral in satisfaction of any or all of the Secured Obligations unless the Secured Party expressly so indicates by written notice to the Pledgors.

7. Dividends, Interest and Premiums. The Pledgors will have the right to receive all cash dividends, interest and premiums declared and paid on the Collateral prior to the occurrence and during the continuation of any Event of Default. In the event any additional shares are issued to the Pledgors as a stock dividend or in lieu of interest on any of the Collateral, as a result of any split of any of the Collateral, by reclassification or otherwise, any certificates evidencing any such additional shares will be immediately delivered to the Secured Party and such shares will be subject to this Pledge Agreement and a part of the Collateral to the same extent as the original Collateral. At any time after the occurrence and during the continuation of an Event of Default, the Secured Party shall be entitled to receive all cash or stock dividends, interest and premiums declared or paid on the Collateral, all of which shall be subject to the Secured Party’s rights under Section 5 above.

8. Securities Account. If any Event of Default exists, any of the Collateral includes securities or any other financial or other asset maintained in a securities account not with the Bank, and the Bank so requests, then the Pledgors agree to cause the securities intermediary on whose books and records the ownership interest of the Pledgors in the Collateral appears (the “Custodian”) to execute and deliver, contemporaneously herewith, a notification and control agreement or other agreement (the “Control Agreement”) satisfactory to the Secured Party in order to perfect and protect the Secured Party’s security interest in the Collateral.

9. Further Assurances. By its signature hereon, the Pledgors hereby irrevocably authorize the Secured Party, at any time and from time to time, to execute (on behalf of the Pledgors), file and record against the Pledgors any notice, financing statement, continuation statement, amendment statement, instrument, document or agreement under the Uniform Commercial Code that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Pledgors hereby irrevocably appoint the Secured Party as the Pledgors’ attorney-in-fact to do all acts and things in the Pledgors’ name that the Secured Party may deem necessary or desirable. This power of attorney is coupled with an interest with full power of substitution and is irrevocable. The Pledgors hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof.

10. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as either the Pledgors or the Secured Party may give to the other for such purpose in accordance with this section.

11. Preservation of Rights. (a) No delay or omission on the Secured Party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party’s action or inaction impair any such right or power. The Secured Party’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

(b) The Secured Party may, at any time and from time to time, without notice to or the consent of the Pledgors unless otherwise expressly required pursuant to the terms of the Secured Obligations, and without impairing or releasing, discharging or modifying the Pledgors’ liabilities hereunder, (i) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Secured Obligations; (ii) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Secured Obligations, any other pledge or security agreements, or any security for any Secured Obligations; (iii) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Secured Obligations of the Pledgors or the Borrower in such order, manner and amount as the Secured Party may determine in its sole discretion; (iv) deal with any other person with respect to any Secured Obligations in such manner as the Secured Party deems appropriate in its sole discretion; (v) substitute, exchange or release any security or guaranty; or (vi) take such actions and exercise such remedies hereunder as provided herein. The Pledgors hereby waive (a) presentment, demand, protest, notice of dishonor and notice of non-payment and all other notices to which the Pledgors might otherwise be entitled, and (b) all defenses based on suretyship or impairment of collateral.

12. Illegality. In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions in this Pledge Agreement.

13. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Pledgors from, any provision of this Pledge Agreement will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgors in any case will entitle the Pledgors to any other or further notice or demand in the same, similar or other circumstance.

14. Entire Agreement. This Pledge Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Pledgors and the Secured Party with respect to the subject matter hereof.

15. Successors and Assigns. This Pledge Agreement will be binding upon and inure to the benefit of the Pledgors and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgors may not assign this Pledge Agreement in whole or in part without the Secured Party’s prior written consent and the Secured Party at any time may assign this Pledge Agreement in whole or in part.

16. Interpretation. In this Pledge Agreement, unless the Secured Party and the Pledgors otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Pledge Agreement. Section headings in this Pledge Agreement are included for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose. If this Pledge Agreement is executed by more than one party as Pledgors, the obligations of such persons or entities will be joint and several.

17. Indemnity. The Pledgors agree to indemnify each of the Secured Party, each legal entity, if any, who controls, is controlled by or is under common control with the Secured Party, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur, or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Pledgors), in connection with or arising out of or relating to the matters referred to in this Pledge Agreement or under any Control Agreement, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Pledgors, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Pledge Agreement. The Pledgors may participate at its expense in the defense of any such action or claim.

18. Governing Law and Jurisdiction. This Pledge Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the State where the Secured Party’s office indicated above is located. THIS PLEDGE AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PLEDGORS AND THE SECURED PARTY DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE SECURED PARTY’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES.

The Pledgors hereby irrevocably consent to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Secured Party’s office indicated above is located; provided that nothing contained in this Pledge Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgors individually, against any security or against any property of the Pledgors within any other county, state or other foreign or domestic jurisdiction. The Pledgors acknowledge and agree that the venue provided above is the most convenient forum for both the Secured Party and the Pledgors. The Pledgors waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Pledge Agreement.

19. WAIVER OF JURY TRIAL. THE PLEDGORS IRREVOCABLY WAIVE ANY AND ALL RIGHT THE PLEDGORS MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS PLEDGE AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PLEDGORS ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Pledgors acknowledge that they have read and understood all the provisions of this Pledge Agreement, including the waiver of jury trial, and have been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

EPAM SYSTEMS, INC., a Delaware corporation

By:

Print Name:

Title:

EPAM SYSTEMS, LLC, a New Jersey limited liability company

By:

Print Name:

Title:

VESTED DEVELOPMENT, INC., a Delaware corporation

By:

Print Name:

Title:

EXHIBIT A TO PLEDGE AGREEMENT

(UNCERTIFICATED SECURITIES)

The specific assets listed below are pledged as collateral and, to the extent set forth herein, are restricted from trading and withdrawals. Except as otherwise set forth herein, the Secured Party’s written approval is required prior to any trading or withdrawals of such assets.

Description of Securities

65% of the issued and outstanding equity interest in each 1st tier foreign subsidiary, including without limitation:

a)	EPAM Systems APS (Denmark)

b)	EPAM Corp Inform Systems (Belarus)

c)	EPAM Systems (Cyprus) Ltd. (Cyprus)

d)	EPAM Systems GmbH (Germany)

e)	EPAM Systems Nordic AB (Sweden)

f)	EPAM Systems GmbH (Switzerland)

g)	TOO Plus Micro (Kazakhstan)

h)	EPAM Systems (Singapore)

i)	EPAM Systems Canada Ltd. (Canada)

100% of the issued and outstanding equity interests in each domestic subsidiary, including without limitation:

a)	EPAM Systems, LLC (NJ)

b)	Vested Development, Inc. (DE)

A-1

EXHIBIT A TO PLEDGE AGREEMENT

(CERTIFICATED SECURITIES)

The specific assets listed below are pledged as collateral and, to the extent set forth herein, are restricted from trading and withdrawals. Except as otherwise set forth herein, the Secured Party’s written approval is required prior to any trading or withdrawals of such assets.

Description of Securities

65% of the issued and outstanding equity interest in each 1st tier foreign subsidiary, including without limitation              shares in EPAM Systems Ltd. (UK) represented by certificate

B-1